Exhibit 10.1

AUSAM ENERGY CORPORATION
OPTION PLAN
Dated and Effective as of June 7, 2004.
1.	Purpose of the Plan
(a)	The purpose of the Option Plan (the “Option Plan”) is to assist Ausam Energy Corporation (the “Corporation”) in attracting, retaining and motivating directors, officers, employees and consultants of the Corporation and of its subsidiaries and to closely align the personal interests of such directors, officers, employees and consultants with those of the shareholders by providing them with the opportunity, through options, to acquire common shares (“Common Shares”) in the capital of the Corporation.

(b)	Capitalized words and phrases used but not defined herein shall have the same meanings herein as ascribed thereto in the Corporate Finance Manual of the Exchange and, in particular, in policies 1.1 and 4.4 of the such Corporate Finance Manual, and Outstanding Common Shares shall mean, at the time of any share issuance or grant of Options, the number of Common Shares that are outstanding immediately prior to the share issuance or grant of Options in question on a non-diluted basis, or such other number as may be determined under applicable rules and regulations of all regulatory authorities to which the Corporation is subject, including the Exchange.
2.	Implementation
     The grant and exercise of any options under the Option Plan are subject to compliance with the applicable requirements of the TSX Venture Exchange (the “Exchange”) and each stock exchange on which the shares of the Corporation are or become listed and of any governmental authority or regulatory body to which the Corporation is subject.
3.	Administration
     The Option Plan shall be administered by the Board of Directors of the Corporation which shall, without limitation, have full and final authority and discretion, subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Board of Directors may delegate any or all of its authority with respect to the administration of the Option Plan and any or all of the rights, powers and discretions with respect to the Option Plan granted to it under this Option Plan to the Compensation Committee of the Board of Directors or such other committee of directors of the Corporation as the Board of Directors may designate. Upon any such delegation the Compensation Committee or other committee of directors, as the case may be, as well as the Board of Directors, shall be entitled to exercise any or all of such authority, rights, powers and discretions with respect to the Plan. When used in the context of this Option Plan “Board of Directors” shall be deemed to include the Compensation Committee or other committee of directors acting on behalf of the Board of Directors.
4.	Number of Shares Under Plan
     A maximum number of Common Shares equal to ten percent (10%) (the “Optioned Shares”) of the Outstanding Common Shares, from time to time, shall be reserved, set aside and made available for issue under and in accordance with the Option Plan by resolution of the Board of Directors; provided that, in no event shall options be granted entitling any single individual to purchase in excess of five percent (5%) of the Outstanding Common Shares in a twelve month period. If option rights granted to an individual under the Option Plan shall expire or terminate for any reason without having been exercised in respect of certain

Optioned Shares, such Optioned Shares may be made available for other options to be granted under the Plan. In addition:
(a)	The aggregate number of Common Shares reserved for issuance on exercise of Options, within any twelve-month period, granted to any one Consultant of the Corporation may not exceed 2% of the Outstanding Common Shares;

(b)	The aggregate number of the Common Shares reserved for issuance on exercise of Options, in any twelve-month period, granted to an Employee conducting Investor Relations Activities may not exceed 2% of the Outstanding Common Shares;

(c)	The maximum number of Common Shares reserved for issuance pursuant to Options granted to Insiders at any time may not exceed 10% of number of Outstanding Common Shares; and

(d)	The maximum number of Common Shares issuable on exercise of Options granted to Insiders in a twelve-month period shall not exceed 10% of the number of Outstanding Common Shares;
Provided that, for the purposes of paragraphs (c) and (d) above, an entitlement granted prior to the grantee becoming an Insider may be excluded in determining the number of Common Shares issuable to Insiders.
5.	Eligibility
     Options may be granted under the Option Plan to such directors, officers, employees or consultants of the Corporation, or of its subsidiaries, as the Board of Directors may from time to time designate as participants (the “Participants”) under the Plan. Subject to the provisions of this Plan, the total number of Optioned Shares to be made available under the Option Plan and to each Participant, the time or times and price or prices at which options shall be granted, the vesting dates, the time or times at which such options are exercisable, and any conditions or restrictions on the exercise of options, shall be in the full and final discretion of the Board of Directors. By granting Options hereunder to an Employee or Consultant the Board of Directors of the Corporation represents on behalf of the Corporation that the Optionee is a bona fide Employee or Consultant.
6.	Terms and Conditions
     All options under the Option Plan shall be granted upon and subject to the terms and conditions hereinafter set forth.
(a)	Exercise Price
The exercise price to each Participant for each Optioned Share shall be as determined by the Board of Directors, but shall in no event be less than the closing market price of the Common Shares of the Corporation on the Exchange on the trading day immediately prior to the time of the grant of the option (or, if no trades occurred on such day, then the next previous day on which trading took place) less the maximum discount permitted under the regulations of the Exchange or such other price as may be agreed to by the Corporation and approved by the Exchange. In the event that the Corporation proposes to reduce the exercise price of Options granted to an Optionee who is an Insider (as defined in the policies of the Exchange) of the Corporation at the time of the proposed amendment, such amendment shall not be effective until disinterested shareholder approval has been obtained in respect of the reduction of the exercise price if required by the rules and policies of the Exchange then in effect.

(b)	Option Agreement
All options granted under the Option Plan shall be evidenced by means of an agreement between the Corporation and each Participant (the “Option Agreement”) in a form as may be approved by the Board of Directors, such approval to be conclusively evidenced by the execution of the Option Agreement by any two (2) directors or officers of the Corporation other than the Participant.
(c)	Length of Grant
All options granted under the Option Plan shall expire not later than the fifth anniversary of the date such Options were granted and may be exercised by the Participant as to such varying percentages, on a cumulative basis, during the terms thereof as the Board of Directors shall determine.
(d)	Vesting
Notwithstanding the length of grant as set forth in subparagraph 6(c) above, the time or times at which Options are exercisable and vesting dates shall be the dates so fixed by the Board of Directors of the Corporation, the Compensation Committee of the Board of Directors of the Corporation or such other committee of directors as the Board of Directors may designate at the time of the award of the Options, subject to the provisions of subparagraph 6(j) below which provides for automatic vesting of all Options upon the occurrence of certain specified events, but in any event Options issued to Consultants performing Investor Relations Activities must vest in stages over 12 months with no more than one quarter of such Options vesting in any three month period.
(e)	Assignability of Options
An option granted under the Option Plan shall not be transferable or assignable (whether absolutely or by way of mortgage, pledge or other charge) by a Participant other than by will or other testamentary instrument or the laws of succession and may be exercisable during the lifetime of the Participant only by the Participant.
(f)	Right to Postpone Exercise
Each Participant, upon becoming entitled to exercise an option in respect of any Optioned Shares in accordance with the Option Agreement, shall be entitled to exercise the option to purchase such Optioned Shares at any time prior to the expiration or other termination of the Option Agreement or the option rights granted thereunder in accordance with such agreement.
(g)	Exercise and Payment
Any option granted under the Option Plan may be exercised by a Participant or the legal representative of a Participant giving notice to the Corporation specifying the number of shares in respect of which such option is being exercised, accompanied by payment (by cash or cheque payable to the Corporation) of the entire exercise price (determined in accordance with the Option Agreement) for the number of shares specified in the notice. Upon any such exercise of an option by a Participant the Corporation shall cause the transfer agent and registrar of the Common Shares of the Corporation to promptly deliver to such Participant or the legal representative of such Participant, as the case may be, a share certificate in the name of such Participant or the legal representative of such Participant, as the case may be, representing the number of shares specified in the notice.

(h)	Rights of Participants
The Participants shall have no rights as shareholders in respect of any of the Optioned Shares (including, without limitation, any right to receive dividends or other distributions therefrom, voting rights, warrants or rights under any rights offering) other than Optioned Shares in respect of which Participants have exercised their option to purchase and which have been issued by the Corporation.
(i)	Alterations in Shares
In the event of a share dividend, share split, issuance of shares or instruments convertible into Common Shares (other than pursuant to the Plan) for less than market value, share consolidation, share reclassification, exchange of shares, recapitalization, amalgamation, merger, consolidation, corporate arrangement, reorganization, liquidation or the like of or by the Corporation, the Board of Directors may make such adjustment, if any, of the number of Optioned Shares, or of the exercise price, or both, as it shall deem appropriate to give proper effect to such event, including to prevent, to the extent possible, substantial dilution or enlargement of rights granted to Participants under the Plan. In any such event, the maximum number of shares available under the Option Plan may be appropriately adjusted by the Board of Directors. If because of a proposed merger, amalgamation or other corporate arrangement or reorganization, the exchange or replacement of shares in the Corporation by those in another company is imminent, the Board of Directors may, in a fair and equitable manner, determine the manner in which all unexercised option rights granted under the Option Plan shall be treated including, for example, requiring the acceleration of the time for the exercise of such rights by the Participants and of the time for the fulfillment of any conditions or restrictions on such exercise. All determinations of the Board of Directors under this paragraph 6(i) shall be full and final.
(j)	Time of Exercise and Change of Control
All Options will be exercisable in whole on an earlier date upon the occurrence of a proposal by the Corporation or any other person or corporation to implement a transaction that would, if implemented, result in the following:
(i)	The acquisition by any person or corporation, or any persons or corporations acting jointly or in concert (as determined by the Securities Act (Alberta)), whether directly or indirectly, of voting securities of the Corporation which, together with all other voting securities of the Corporation held by such persons or corporations, constitutes, in the aggregate, more than 40% of all outstanding voting securities of the Corporation;

(ii)	an amalgamation, arrangement or other form of business combination of the Corporation with another corporation which results in the holders of voting securities of that other corporation holding, in the aggregate, more than 40% of all outstanding voting securities of the corporation resulting from the business combination; and

(iii)	the sale, lease or exchange of all or substantially all of the property of the Corporation, other than in the ordinary course of business of the Corporation or to a subsidiary, to another person or corporation.

7.	Expiry of Options

(a)	Normal Expiry
Subject to subparagraphs 7(b), (c), (d) and (e), Options granted under the Option Plan shall expire on the date provided for in the respective Option Agreement or on such later date as may be permitted by the Board of Directors, which shall be no later than the fifth anniversary of the date on which any such Option is granted.
(b)	Retirement or Disability
Subject to subparagraph 7(c), in the event of the termination of employment or of a consulting agreement of a Participant with the Corporation or any of its subsidiaries due to normal retirement in accordance with the policies of the Corporation or the respective subsidiary, as the case may be, or due to permanent disability of the Participant (as determined by the Board of Directors), the Participant may exercise such part of the Option as is exercisable immediately prior to the time of such termination within a period of 30 days following such termination in the case of a Participant who is engaged in Investor Relations Activities and ceases to be employed to provide Investor Relations Activities and within a period of 90 days following such termination in every other case but in no event later than the normal expiry date of the Option and any such Option not fully exercised at the end of such period shall then terminate.
(c)	Death of Participant
In the event of the death of any Participant prior to the expiry of outstanding Options granted to such Participant, the executors or personal representatives of the Participant shall have the right to exercise any such Option within 180 days of the Participant’s death, but in no event later than the normal expiry date of the Option and for not more than the number of Options for which the Participant could have exercised any such Option immediately prior to the Participant’s death, and any such Option not fully exercised at the end of such period shall then terminate.
(d)	Resignation or Termination not for Cause
Subject to subparagraph 7(e), in the event of the resignation of a Participant from, the termination of employment of a Participant with, or the removal or resignation of a Participant who is a director, officer, employee or consultant of the Corporation or any of its subsidiaries prior to the expiry of all outstanding Options granted to such Participant, the Participant shall have the right to exercise any such Options within a period of 30 days following the effective date of such resignation in the case of a Participant who is engaged in Investor Relations Activities and ceases to be employed to provide Investor Relations Activities and within a period of 90 days following the effective date of such resignation in every other case but in no event later than the normal expiry date of the Options, but for not more than the number of Options for which the Participant could have exercised any such Option immediately prior to such resignation or termination and any such Option not fully exercised at the end of such period shall then terminate.
(e)	Termination for Cause
If a Participant is dismissed or terminated as a director, officer, employee or consultant (as the case may be by the Corporation or by one of its subsidiaries) for cause, all unexercised Options of that Participant under the Option Plan shall immediately terminate forthwith without further notice to the Participant, notwithstanding the original term or vesting of the Options granted to such Participant under the Option Plan or Option Agreement.
8.	Amendment and Discontinuance of Plan
          The Board of Directors may from time to time amend or revise the terms of the Option Plan or may discontinue the Option Plan at any time, provided that no such action may in any manner adversely affect the rights under any options earlier granted to a Participant under the Option Plan without the consent of that Participant.
9.	No Further Rights
          Nothing contained in the Option Plan nor in any option granted under this Option Plan shall give any Participant or any other person, any interest or title in or to any Common Shares of the Corporation or any rights as a shareholder of the Corporation or any other legal or equitable right against the Corporation other than as set out in the Option Plan and pursuant to the exercise of any option, nor shall it confer upon the Participants any right to continue as an employee, officer, consultant or director of the Corporation or of its subsidiaries.
10.	Compliance with Laws
          The obligations of the Corporation to sell Common Shares and deliver share certificates under the Option Plan are subject to such compliance by the Corporation and the Participants as the Corporation deems necessary or advisable with all applicable corporate and securities laws, rules and regulations.
11.	Gender
          The use of the masculine gender in this Option Plan shall be deemed to include or be replaced by the feminine gender where appropriate to the particular Participant.
12.	Stock Exchange Requirements
          The terms and conditions of the Option Plan and the implementation thereof shall at all times be subject to the rules and regulations of any stock exchange on which the Shares are listed, and, in the event of any inconsistency between the terms and conditions of the Option Plan and the rules and regulations of any such exchange, the rules and regulations of such exchange shall prevail.

SCHEDULE A — FORM OF OPTION AGREEMENT
AUSAM ENERGY CORPORATION
OPTION PLAN
OPTION AGREEMENT
     This Option Agreement is entered into between Ausam Energy Corporation (the “Corporation”) and the Optionholder named below pursuant to the Corporation’s Option Plan (the “Option Plan”), a copy of which is attached hereto, and confirms that:
[1]	On (the “Grant Date”);

[2]	( the “Optionholder”);

[3]	Was granted a non-assignable option to purchase Common Shares (the “Optioned Shares”) of the Corporation, exercisable as to one-third on the date of grant and the first and second anniversary dates of the Grant Date;

[4]	At a price (the “Exercise Price”) of $ per Optioned Share; and

[5]	For a term expiring at 5:00 p.m., Calgary time, on (the “Expiry Date”).
All on the terms and subject to the conditions set out in the Plan. By signing this agreement, the Optionholder acknowledges that he or she has read and understands the Plan.
Without prior written approval of the TSX Venture Exchange and in compliance with all applicable securities legislation, the Option Shares represented by this Option Agreement may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the TSX Venture Exchange or otherwise in Canada or to or for the benefit of a Canadian resident until                     , 200• .
     IN WITNESS WHEREOF the Corporation and the Optionholder have executed this Option Agreement as of                                         , 20___.

AUSAM ENERGY CORPORATION

By:

By:

Name of Optionholder

Signature of Optionholder

SCHEDULE B — FORM OF NOTICE OF EXERCISE
AUSAM ENERGY CORPORATION
OPTION PLAN
NOTICE OF EXERCISE
AUSAM ENERGY CORPORATION
1430, 1122 — 4th Street S.W.
Calgary, Alberta T2P 1M1
Attention: Corporate Secretary
     Reference is made to the Option Agreement made as of                     , 200___, between Ausam Energy Corporation (the “Corporation”) and the Optionholder named below. The Optionholder hereby exercises the Option to purchase Common Shares (the “Optioned Shares”) of the Corporation as follows:

Number of Optioned Shares for which Option being exercised

Exercise Price per Optioned Share:	$

Total Exercise Price (in the form of a cheque (which need not be a certified cheque) or bank draft tendered with this Notice of Exercise):	$

Name of Optionholder as it is to appear on share certificate:

Address of Optionholder as it is to appear on the register of Common Shares of the Corporation and to which a certificate representing the Common Shares being purchased is to be delivered:
Dated:                                         , _____.

Name of Optionholder

Signature of Optionholder